Exhibit 5.1

787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax
AMERICA • ASIA • PACIFIC EUROPE

June 27, 2018

Tricida, Inc.

7000 Shoreline Court, Suite 201

South San Francisco, CA 94080

Re:	1,610,000 shares of common stock, $0.001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 filed by Tricida, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to Rule 462(b) (the “Additional Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Registration Statement relates to the registration under the Securities Act of 1,610,000 shares of common stock, $0.001 par value per share (the “Additional Shares”), of the Company. The Additional Registration Statement incorporates by reference the Registration Statement on Form S-1, File No. 333-225420, filed by the Company with the SEC under the Securities Act, as amended to the date hereof (as so amended, the “Original Registration Statement”). This opinion letter is in addition to our opinion letter that was filed as Exhibit 5.1 to the Original Registration Statement. The Additional Shares are to be sold by the Company pursuant to an underwriting agreement among the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Original Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Original Registration Statement; (ii) the form of the Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the shares contemplated by the Original Registration Statement and the Additional Registration Statement, filed as Exhibit 3.4 to the Original Registration Statement; (iii) the form of the Amended and Restated Bylaws of the Company to be effective prior to the closing of the sale of the shares contemplated by the Original Registration Statement and the Additional Registration Statement, filed as Exhibit 3.5 to the Original Registration Statement; (iv) the form of the Underwriting Agreement; (v) the Additional Registration Statement, and (vi) the resolutions adopted by the board of directors of the Company relating to the Original Registration Statement and the Additional Registration Statement and the issuance by the

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other

Sidley Austin partnerships.

Tricida, Inc.

June 27, 2018

Company of the shares contemplated by the Original Registration Statement and the Additional Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company. We have also assumed that the Certificate of Incorporation will be approved by all requisite action of the stockholders of the Company and will be duly filed with the Secretary of State of the State of Delaware prior to the sale of the Additional Shares.

Based on the foregoing, we are of the opinion that the Additional Shares will be validly issued, fully paid and non-assessable when: (i) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions setting the price of the Additional Shares; and (ii) certificates representing the Additional Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any Additional Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Additional Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Additional Registration Statement and to all references to our Firm included in or made a part of the Additional Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours

/s/ Sidley Austin LLP